UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 18, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of CleanCore Solutions, Inc. (the “Company”), after discussion with management, and after consultation with the Company’s independent registered public accounting firm, TAAD, LLP (“TAAD”), concluded that the Company’s previously issued unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2026 (the “Q3 2026 10-Q”), should no longer be relied upon and should be restated.

The determination results from the Company’s identification of an error related to the Company’s cancellation of an asset management agreement, which resulted in the non-cash transfer of 70,000,000 Dogecoins, not having been recorded in the Company’s accounting system, and not having been verified against an independent source during reconciling. As a result, the Company’s digital assets were overstated, while net loss and general and administrative expenses were understated.

Management has evaluated the effect of the error and restatement on the Company’s disclosure controls and procedures and internal control over financial reporting and has concluded that a material weakness existed in internal control over financial reporting as of March 31, 2026, related to the Company’s Digital Asset Reconciliation Control. Specifically, the control failed to identify a discrepancy between the internal asset holding worksheet and the actual assets held in corporate wallets because the reconciliation was performed against a static sub-ledger rather than being verified against independent source data. Management is implementing remedial measures, including: (i) updating the Digital Asset Reconciliation Control to ensure that reconciliations check recorded balances against actual custodial statements with time-stamped proof of wallet balances; (ii) amending the month-end close checklist to require formal sign-off certifying that all asset-bearing contract terminations have been disclosed to Accounting; and (iii) implementing a secondary review for any transfer of digital assets exceeding $100,000 to ensure immediate derecognition in the general ledger.

The Company intends to file an amendment to the Q3 2026 10-Q (a “Form 10-Q/A”) to include restated unaudited condensed consolidated financial statements and related disclosures for the quarter ended March 31, 2026.

As required by Item 4.02 of Form 8-K, the Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report with TAAD, the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the error and restatement; the timing, form, and scope of any amended or future SEC filings; the expected conclusions regarding disclosure controls and procedures and internal control over financial reporting; and the Company’s remediation plans. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, including the discovery of additional information during the preparation of the restated financial statements or in connection with review procedures by the Company’s independent registered public accounting firm, as well as the risk factors described in the Company’s SEC filings. Actual results may differ materially from those indicated by these forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2026	CLEANCORE SOLUTIONS, INC.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

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